Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2017, in Amendment No 1 to the Registration Statement (Form S-3 No. 333-216528) and related prospectus of Editas Medicine, Inc. for the registration of up to 800,000 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2017